                                                                   EXHIBIT 10.03

                              ADVISORY AGREEMENT

                                     AMONG

                         ML PRINCIPAL PROTECTION L.P.
                     ML PRINCIPAL PROTECTION TRADING L.P.
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                      AND
                               [TRADING ADVISOR]



                                                       Dated as of _______, 199_

                         ML PRINCIPAL PROTECTION L.P.
                              ADVISORY AGREEMENT

                               TABLE OF CONTENTS

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1.   Undertakings in Connection with Offering
       of Units...................................................     2
     a.   Undertakings by the Parent and the
            General Partner.......................................     2
     b.   Undertakings by the Trading Advisor.....................     2
     c.   Withdrawal of Prospectus; Termination
            of Offering; Termination of
            Agreement Prior to Initial Closing....................     3
     d.   Use of Prospectus and Other
            Solicitation Material.................................     3
     e.   Updated Performance Information.........................     3
     f.   Access to Books and Records.............................     4

2.   Duties of the Trading Advisor................................     4
     a.   Speculative Trading.....................................     4

     b. List of Commodity Interests Traded
          by the Trading Advisor..................................     5
     c. Investment of Assets Held in
          Securities and Cash.....................................     5
     d. Trading Authorization.....................................     6
     e. Delivery of Disclosure Documents..........................     6
     f. Trade Reconciliations.....................................     6

3.   Trading Advisor Independent..................................     6

4.   Commodity Broker; Floor Brokers;
          F/X Desk................................................     6

5.   Allocation of Trading Partnership Assets to Trading
          Advisor.................................................     7

6.   Profit Share.................................................     8

7.   Term and Termination.........................................     9
     a.   Term and Renewal........................................     9
     b.   Termination.............................................     9

8.   Right to Advise Others; Uniformity
          of Acts and Practices...................................     9

9.   Speculative Position Limits..................................    11

10.  Additional Undertakings by the
          Trading Advisor.........................................    11

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11.  Representations and Warranties...............................    11

12.  Entire Agreement.............................................    12

13.  Standard of Liability; Indemnification.......................    12

14.  Assignment...................................................    14

15.  Amendment; Waiver............................................    14

16.  Severability.................................................    14

17.  Notices......................................................    15

18.  Governing Law................................................    15

19.  Consent to Jurisdiction......................................    15

20.  Remedies.....................................................    16

21.  Promotional Material.........................................    16

22.  Confidentiality..............................................    16

23.  Survival.....................................................    16

24.  Counterparts.................................................    17

25.  Headings.....................................................    17


Appendix A -  Commodity Interests
              Traded by Trading Advisor...........................    19

Appendix B -  Commodity Trading Authority.........................    20

Appendix C -  Acknowledgment of Receipt of
              Disclosure Document.................................    21

Appendix D -  Form of Committed Funds Letter......................    22

                              ADVISORY AGREEMENT

          THIS ADVISORY AGREEMENT (the "Agreement"), made as of this ______ day of _______, 199_, among ML PRINCIPAL PROTECTION TRADING L.P., a Delaware limited partnership (the "Trading Partnership"; formerly, ML Principal Protection Plus Trading L.P.), ML PRINCIPAL PROTECTION L.P. (the "Parent"; formerly, ML Principal Protection Plus L.P.), MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation (the "General Partner"; formerly ML Futures Investment Partners Inc.), and _____________________, a __________ corporation (the
"Trading Advisor");


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Trading Partnership trades buys, sells or otherwise acquires, holds or disposes of forward contracts, futures contracts for commodities, financial instruments and currencies on United States and foreign exchanges, any rights pertaining thereto and any options thereon or on physical commodities and engages from time to time in all manner of activities incident thereto (the foregoing forms of investment being collectively referred to herein as "commodity interests");

          WHEREAS, the General Partner is the general partner of the Trading Partnership and the Parent is the sole limited partner of the Trading Partnership;

          WHEREAS, the Parent is continuously offering its Units of Limited Partnership Interests ("Units") for sale to investors in an offering registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and SEC Rule 415 thereunder, as described in the prospectus and registration statement filed with the SEC under the 1933 Act, which also constitutes a disclosure document that has been filed with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA") pursuant to the Commodity Exchange Act, as amended (the "CEA"), the commodity pool operators and commodity trading advisors regulations promulgated under the CEA by the CFTC (the "Commodity Regulations"), and NFA rules promulgated under the CEA (the "NFA Rules") (said prospectuses, registration statements and disclosure documents as further amended and supplemented from time to time by the Trading Partnership, including further amendments, supplements and additional prospectuses, registration statements and disclosure documents necessary to offer and sell Units as of the beginning of each calendar quarter under the 1933 Act, the CEA, the Commodity Regulations, the NFA Rules or otherwise, shall hereinafter be referred to as the "Prospectus");

          WHEREAS, the Parent uses a substantial portion of the proceeds of the sale of each series of the Units to make a capital contribution to the Trading Partnership attributable to such series, which the Trading Partnership employs in speculative futures and forward trading;

          WHEREAS, the Parent agreed (as set forth in Section 16(e) of its Third Amended and Restated Limited Partnership Agreement which is Exhibit A of the Prospectus) to be liable for all debts incurred by the Trading Partnership in an amount not to exceed the difference between the equity in the Trading Partnership and the amount of assets committed to the Trading Partnership's trading advisors, including the Trading Advisor, for management.

          WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests; and

          WHEREAS, the Parent and the Trading Partnership desire the Trading Advisor, upon the terms and conditions set forth herein, to act as a trading advisor for the Trading Partnership and to make commodity interests investment decisions for the Trading Partnership with respect to the Trading Partnership's assets allocated to the Trading Advisor, and the Trading Advisor desires to so act;

          NOW, THEREFORE, the parties hereto do hereby agree as follows:

          1.  Undertakings in Connection with Offering of Units
              -------------------------------------------------

          (a)  Undertakings by the Parent and the General Partner.  The Parent
               --------------------------------------------------
and the General Partner agree to use their best efforts: (i) to complete the preparation of any amended Prospectus, to file such amended Prospectus with the SEC as required by the 1933 Act and with the CFTC and NFA as the disclosure document required by Section 4.21 of the Commodity Regulations and the NFA Rules, and when it is necessary or desirable to amend or supplement such amended Prospectus, to prepare such further amendments and supplements and file the same with the SEC, CFTC and NFA; and (ii) to take action at any time and from time to time to qualify by registration or exemption from registration the Units for offer and sale under the securities and Blue Sky laws of such jurisdictions as the General Partner deems necessary or desirable.

          (b)  Undertakings by the Trading Advisor.  The Trading Advisor agrees
               -----------------------------------
to use its best efforts to cooperate with the Parent and the General Partner in effecting the registration and continuous offering of the Units as contemplated by Section 1(a) above, including without limitation by providing, as promptly as may be reasonably practicable, all information regarding the Trading Advisor and its principals which the General Partner reasonably believes to be necessary or advisable to include in the Prospectus, as the same may be amended or supplemented from time to time.

          The Trading Advisor agrees to make an investment in the Parent in the amount of $10,000 (100 Units). The Trading Advisor agrees not to redeem its investment as long as the Trading Advisor continues to manage assets for the Trading Partnership.

          As used in this Agreement, the term "principal" shall have the same meaning given to such term in Section 4.10(e) of the Commodity Regulations, and the term "affiliate" shall mean an individual or entity (including a stockholder, director, officer, employee, agent, or principal) that directly or indirectly controls, is controlled by, or is under common control with any other individual or entity.

          (c)  Withdrawal of Prospectus; Termination of Offering.
               -------------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, the General Partner or the Parent at any time, in its sole discretion, may: (i) withdraw the Prospectus from the SEC, CFTC and NFA or any applications or other documents filed with the authorities of any jurisdiction to qualify by registration or exemption from registration the Units for offer and sale under the securities or Blue Sky law of such jurisdiction; (ii) terminate the registration or exemption from registration, or qualification of Units with any of such agencies or authorities; or (iii) discontinue the offering of the Units.

          (d)  Use of Prospectus and Other Solicitation Material. Neither the
               -------------------------------------------------
Trading Advisor, its principals nor any of its employees, affiliates or agents, the employees, affiliates or agents of such affiliates, or their respective successors or assigns shall use, publish, circulate or distribute the Prospectus (including any amendment or supplement thereto) or any related solicitation material nor shall any of the foregoing engage in any marketing, sales or promotional activities in connection with the offering of Units, except as may be requested by the General Partner and agreed to by the Trading Advisor.

          (e)  Updated Performance Information.  While the continuous offering
               -------------------------------
of the Units is in progress, at the written request of the Parent or the General Partner or as otherwise required under this Agreement in order for the Parent to prepare an amendment or supplement to the Prospectus pursuant to the 1933 Act, the Commodity Regulations and/or NFA Rules, the Trading Advisor, at its own expense, shall promptly provide the Parent and the General Partner with: (i) Performance summaries and other information reflecting the actual performance, on a monthly basis, of the accounts directed by the Trading Advisor up to the latest practicable date (consistent with Section 4.35(a) of the Commodity Regulations) prior to the date of the Prospectus as amended or supplemented, together with any reports or letters relating to such performance data received from accountants and in the possession of the Trading Advisor; and (ii) a letter from the Trading Advisor addressed to the Parent and in form and substance satisfactory to the Parent and its counsel, containing representations by the Trading Advisor that, except as otherwise disclosed in the performance data described in Section l(e)(i) and the explanations and footnotes thereto, the actual performance of all accounts directed by the Trading Advisor and its principals during the period of time covered by the performance data is reflected in such performance data in conformity with the requirements, if applicable, of the Commodity Futures Trading Commission Rules and National Futures Association Rules that such performance data and the explanations and footnotes thereto are fairly presented and are true, correct and complete in all material respects.

          (f)  Access to Books and Records.  Upon reasonable notice to the
               ---------------------------
Trading Advisor, the Parent or the General Partner shall have the right to have access to the Trading Advisor's offices in order to inspect and copy such books and records during normal business hours as may enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor pursuant to Section l(e) of this Agreement or to verify compliance with the terms of this Agreement (subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information concerning such trading systems, methods, models, strategies and formulas and of the identity of the Trading Advisor's clients).

          2.  Duties of the Trading Advisor
              -----------------------------

          (a)  Speculative Trading.  The Trading Advisor shall act as a trading
               -------------------
advisor for the Trading Partnership, acting independently from any other advisors or managers selected to direct accounts on behalf of the Trading Partnership, and pursuant to the trading strategies described in the Disclosure Document provided by the Trading Advisor to the General Partner as the same may be developed and modified over time (the "Disclosure Document"). The Trading Advisor may trade a different portfolio in managing the Trading Partnership's account only with the consent of the General Partner. Except as provided otherwise in this Section 2, the Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the Trading Partnership's assets allocated to the Trading Advisor utilizing the designated trading program pursuant to and in accordance with the Trading Advisor's best judgment and its approach as described in the Disclosure Document and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and as described in the Prospec-tus and the Third Amended and Restated Limited Partnership Agreement of the Trading Partnership (the "Limited Partnership Agreement"). Notwithstanding the foregoing, the Trading Partnership or the General Partner may override the trading instructions of the Trading Advisor to the extent necessary: (i) to fund any distributions or redemptions of Units to be made by the Parent; (ii) to pay any Parent or Trading Partnership expenses; (iii) to deleverage the Trading Partnership's trading in order to provide the "principal protection" feature of the Trading Partnership without requiring Merrill Lynch & Co., Inc. to make any payments under its Guarantee, as described in the Prospectus; and/or (iv) to comply with speculative position limits; provided that the Parent and the General Partner shall permit the Trading Advisor three days in which to liquidate positions for the purposes set forth in clauses (i)-(ii) prior to exercising its override authority. The Trading Advisor will have no liability for the results of any of the General Partner's interventions in (i)-(iv), above.

          The Parent, the Trading Partnership and the General Partner each specifically acknowledge that in agreeing to manage an account for the Trading Partnership the Trading Advisor is in no respects making any guarantee of profits or of protections against loss.

          The Trading Advisor shall give the Parent prompt written notice of any proposed material change in the Trading Advisor's trading approach or the manner in which trading decisions are to be made or implemented and shall not make any such proposed change with respect to trading for the Trading Partnership without having given the Parent and the General Partner at least 30 days' prior written notice of such change. The addition and/or deletion of commodity interests from the Trading Partnership's portfolio managed by the Trading Advisor shall not be deemed a change in the Trading Advisor's trading approach and prior written notice to the Trading Partnership or the General Partner shall not be required therefor, except as set forth in section 2(b) below; provided that, with respect to the Trading Partnership, the Trading Advisor may only utilize a trading program other than that described in the Disclosure Document (or Prospectus) as traded on behalf of the Trading Partnership with the consent of the General Partner.

          (b) List of Commodity Interests Traded by the Trading Advisor.  The
              ---------------------------------------------------------
Trading Advisor shall provide the Parent and the General Partner with a complete list of commodity interests which it intends to trade on the Trading Partnership's behalf. All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States shall be listed on Appendix A to this Agreement. The addition of commodity interests (other than forward contracts on foreign currencies) to the Trading Partnership's portfolio managed by the Trading Advisor as set forth in Appendix A to this Agreement shall require prior written notice to the Parent or the General Partner and an amendment to Appendix A.

          The Trading Advisor agrees to trade only in commodity interests which the Trading Advisor considers to be traded in sufficient volume to permit the Trading Advisor readily to acquire and liquidate positions on behalf of the Fund.

          The Trading Advisor will not trade any securities (including without limitation options on securities indices).

          (c)  Investment of Assets Held in Securities and Cash. Notwithstanding
               ------------------------------------------------
any provision of this Agreement to the contrary, the Parent and the General Partner, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Trading Partnership's assets other than in respect of the Trading Advisor's trading of the Trading Partnership's assets in commodity interests.

          (d)  Trading Authorization.  Prior to the Trading Partnership's
               ---------------------
acceptance of trading advice from the Trading Advisor in accordance with this Agreement, the Trading Partnership shall deliver to the Trading Advisor a trading authorization in the form of Appendix B hereto appointing the Trading Advisor as an agent of the Trading Partnership and attorney-in-fact for such purpose.

          (e)  Delivery of Disclosure Documents.  The Trading Advisor shall,
               --------------------------------
during the term of this Agreement, deliver to the Trading Partnership copies of all disclosure documents filed with the CFTC or NFA by the Trading Advisor promptly following such filing and the Trading Partnership shall, if requested, sign the Acknowledgment of Receipt of Disclosure Document in the form of Appendix C hereto, for each disclosure document so delivered.

          The Trading Advisor will use its best efforts, during the term of this Agreement, to discuss with the Fund and the General Partner any changes which the Trading Advisor proposes to make in the disclosures concerning itself or in its performance tables -- as included in any other disclosure documents or as filed with any governmental authority -- prior to implementing any such changes, and to use best efforts not to make any such changes within a period of six (6) full calendar months subsequent to having furnished the Fund with information concerning the Trading Advisor for distribution to the Fund's investors.

          (f) Trade Reconciliations.  The Trading Advisor acknowledges its
              ---------------------
obligation to review the Fund's positions in the account managed by the Trading Advisor on a daily basis and promptly to notify the General Partner and the Fund of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions. Further, the Trading Advisor shall be responsible for correcting all trading errors or omissions relating to transactions executed in respect of the Fund assets managed by the Trading Advisor by any broker other than Merrill Lynch Futures Inc.

          3.  Trading Advisor Independent
              ---------------------------

          For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Parent or the Trading Partnership in any way and shall not otherwise be deemed to be an agent of the Parent or the Trading Partnership. Nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor for the Trading Partnership, the Parent or the General Partner as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Parent or the Trading Partnership.

          4.  Commodity Broker; Floor Brokers; F/X Desk
              -----------------------------------------

          The Trading Advisor shall clear orders for all commodity interest transactions for the Trading Partnership through such commodity broker or brokers as the Parent shall designate from time to time in its sole discretion (the Parent initially so designating Merrill Lynch Futures Inc.). The Trading Advisor will not, without the consent of the General Partner, trade on a "give up" basis through floor brokers not associated with Merrill Lynch Futures Inc. Even if such floor brokers are permitted to execute trades on behalf of the Trading Partnership, all such trades will be "given-up" so as to be carried as a Merrill Lynch Futures Inc. account. The Trading Advisor shall receive copies of daily and monthly brokerage statements. All forward trades for the Trading Partnership shall be executed through the forward trading facilities of the counterparties selected by the Parent's affiliated Foreign Exchange Desk, unless the General Partner consents to some other forward trading arrangement. The Trading Advisor shall only use such other banks or dealers for what the Trading Advisor, in good faith, believes to be good cause.

          5.  Allocation of Assets Committed to Trading to Trading Advisor
              ------------------------------------------------------------

          The General Partner shall allocate ___% of the assets committed by the Parent to trading, as notified by the Parent to the Trading Advisor, to the Trading Advisor to be managed in accordance with the terms of this Agreement (none of which shall constitute "notional funds," see Appendix D hereto). The General Partner may allocate to the Trading Advisor such percentage of subsequent Unit sales (a new series of Units to be sold as of each calendar quarter-end) as the General Partner may in its discretion determine, provided that the General Partner may not allocate in excess of $50,000,000 to the Trading Advisor for management without the Trading Advisor's consent.

          The General Partner may, in its sole discretion, reallocate assets committed to trading between the Trading Advisor and any other trading advisor to the Trading Partnership as of any month-end. In the event the General Partner decides to de-leverage the Trading Partnership's trading, as contemplated by the Prospectus, as a result of trading losses, the General Partner may reallocate assets away from the Trading Advisor as of the end of any day.

          Distributions, brokerage commissions and interest income (as well as any other charges or receipts applicable to the Trading Partnership as a whole) shall be allocated among the accounts managed by the different trading advisors for the Trading Partnership pro rata based on the month-end Net Assets held in
                            --- ----
each such account. Charges or receipts specific to a particular account (for example, Profit Shares (as determined pursuant to Section 6 below) or trading profits and losses) shall be allocated entirely to such account.

          The Trading Advisor acknowledges and agrees that certain of the assets committed to trading may be held by the Parent, not by the Trading Partnership. The Parent has undertaken in its Third Amended and Restated Limited Partnership Agreement that any such assets held by the Parent are fully subject to market risk and available to pay initial and variation margin and other trading losses upon demand of Merrill Lynch Futures Inc. without need of making any demand upon the Parent or the General Partner.

          The Trading Advisor acknowledges and agrees that although the Trading Advisor will manage a single account on behalf of the Trading Partnership, the trading assets committed to such account shall represent the commitments of a number of different series of Units sold by the Parent, and that Profit Shares shall be calculated separately with respect to each such series.

          6.  Profit Share
              ------------

          For the advisory services contemplated by this Agreement, the Trading Partnership shall allocate to the Trading Advisor an annual Profit Share equal to ___% of any New Trading Profit, as defined in the Prospectus, earned on assets committed to trading and managed by the Trading Advisor, determined as of the end of each year (irrespective of whether the Trading Partnership has been trading for the entirety of such year). The portion of the brokerage commissions and Administrative Fee to be paid prior to calculation of New Trading Profit shall be equal to ___ of 1% of the Fund's month-end net assets each month (a ___% annual rate). The Profit Share shall also be paid to the Trading Advisor upon the redemption of Units (any Profit Share accrued in respect of redeemed Units being paid to the Trading Advisor from the redemption price of such Units) or the reallocation or distribution of assets from the Trading Advisor's Account and upon termination of this Agreement.

          The assets committed to the Trading Advisor's management shall represent assets committed by a number of different series of Units sold by the Parent. The Trading Advisor's Profit Share is to be calculated separately in respect of each series of Units. Consequently, the Profit Shares payable to the Trading Advisor may not be the same as would be payable to the Trading Advisor were all assets committed to the Trading Advisor's management to represent assets attributable to a single series of Units.

          New Trading Profit is calculated on a per-Unit basis so that the redemption of or sale of Units has no effect on the Profit Share due in respect of other Units. Interest income shall not be included in New Trading Profit.

          The description of the calculation of the Profit Share set forth in the Prospectus is hereby confirmed in all respects.

          Profit Shares shall be paid within ten (10) business days after the end of each period for which they are payable. At such time as the Trading Partnership remits each Profit Share payment hereunder to the Trading Advisor, the Trading Partnership shall also submit a reasonably itemized statement setting forth the calculation of the amount of the Profit Share due to the Trading Advisor in respect of such period (and with respect to each series of Shares as appropriate). If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

          7.  Term and Termination
              --------------------

          (a)  Term and Renewal.  This Agreement shall continue in effect for
               ----------------
one year after the end of the calendar quarter ending next after the date of this Agreement. Thereafter, this Agreement is renewable at the option of the General Partner, on the same terms, for up to two (2) additional twelve-month periods. In addition, the Trading Advisor hereby agrees to negotiate in good faith concerning the possibility of four additional one-year renewals on terms to be negotiated by the Trading Partnership and the Trading Advisor at the time. If no new terms are negotiated with respect to each of the four additional one-year renewal periods and neither party hereto has given notice at least 60 days prior to such renewal date to the other party of its intent to terminate this Agreement at such time, then this Agreement shall be automatically renewed, on the same terms, for each such additional one-year period.

          (b)  Termination.  Notwithstanding Section 7(a) hereof, this Agreement
               -----------
shall terminate:

          (i) immediately if the Trading Partnership shall terminate and be dissolved in accordance with the Limited Partnership Agreement or otherwise;

          (ii) at the discretion of the General Partner as of the end of any month; or

          (iii) at the discretion of the Trading Advisor, as of the following month-end, should any of the following occur: (1) the assets committed to the Trading Advisor's management decrease to less than $1,000,000 at the close of business on any day, or (2) the Trading Advisor has determined to cease managing any customer accounts pursuant to the same strategy as such Trading Advisor has been retained to employ on behalf of the Trading Partnership.

     8.   Right to Advise Others; Uniformity of Acts and Practices
          --------------------------------------------------------

          During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts. However, under no circumstances shall the Trading Advisor or any of its affiliates favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Trading Partnership's account, giving due consideration to the trading program which the General Partner has requested the

Trading Advisor to trade on behalf of the Trading Partnership. For purposes of this Agreement, the Trading Advisor and its affiliates shall not be deemed to be favoring another commodity interests account over the Trading Partnership's account if the Trading Advisor or its affiliates, in accordance with specific instructions of the owner of such account, trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which shall normally be applied to substantially all of the Trading Advisor's other accounts or if the Trading Advisor or its affiliates, in accordance with the Trading Advisor's money management principles, shall not trade certain commodity interests contracts for an account based on the amount of equity in such account.

          The Trading Advisor's conduct shall be governed by the standard of a fiduciary in accordance with applicable law with respect to its advisory services under this Agreement.

          The parties hereto acknowledge that the Trading Advisor may, at the instruction of the General Partner, trade a limited portfolio for the Trading Partnership, which may significantly underperform the more diversified programs offered by the Trading Advisor. The reasons for this include numerous material differences among accounts, including: (1) the period during which accounts are active; (2) the trading approach used -- although all accounts may be traded in accordance with the same trading approach, such approach can and does change periodically as a result of an ongoing program of research and development by the Trading Advisor; (3) the size of accounts -- which influences the number of commodities and the number of contracts in each commodity traded by the account;
(4) investor's goals and the policies by which accounts are traded -- some accounts are more highly leveraged at the investor's request producing commensurately larger gains or losses than other accounts; (5) the rates of brokerage commissions paid by accounts and when such commissions are charged to accounts; (6) the amount of interest income earned by accounts, which will depend on the portion of the account's assets invested in interest-bearing obligations such as United States Treasury Bills; (7) the rate of management and/or incentive fees and amount of administrative costs paid by accounts -- some pay management and incentive fees, some pay incentive fees only and some pay no fees at all; (8) the timing of orders to open or close positions; and (9) the market conditions in which accounts are traded, which in part determines the quality of trade executions.

          At the request of the Parent, the Trading Advisor and its affiliates shall promptly make available to the Parent copies of the normal daily, monthly, quarterly and annual, as the case may be, written reports prepared by the Trading Advisor in the ordinary course, reflecting the performance of all commodity pool accounts advised, managed, owned or controlled by the Trading

Advisor or its affiliates required to be delivered to pool participants pursuant to the CEA and similar written information, including monthly account statements, reflecting the performance of all other commodity interest accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates, with respect to which account reports shall not be required to be delivered pursuant to the CEA (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients). At the request of the Parent, the Trading Advisor or its affiliates shall promptly deliver to the Trading Partnership a satisfactory written explanation, in the judgment of the Parent, of the differences, if any, in the performance between the Trading Partnership's account and such other commodity interest accounts traded utilizing the same program or portfolio (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients).

          9.  Speculative Position Limits
              ---------------------------

          If the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) shall exceed or be about to exceed applicable limits in any commodity interest traded for the Trading Partnership, the Trading Advisor shall immediately take such action as the Trading Advisor may deem fair and equitable to comply with the limits, and shall immediately deliver to the Trading Partnership a written explanation of the action taken to comply with such limits. If such limits are exceeded by the Trading Partnership, the General Partner may require the Trading Advisor to liquidate positions as required.

          10.  Additional Undertakings by the Trading Advisor
               ----------------------------------------------

          Neither the Trading Advisor nor its employees, affiliates or agents, the stockholders, directors, officers, employees, principals, affiliates or agents of such affiliates, or their respective successors or assigns shall: (i) use or distribute for any purpose whatsoever any list containing the names and/or residential addresses of and/or other information about the Limited Partners; nor (ii) directly solicit any Limited Partner for any business purpose whatsoever (unless such Limited Partner is already a client of the Trading Advisor).

          11.  Representations and Warranties
               ------------------------------

          (a) The Trading Advisor hereby restates all representations and warranties made by it in the Selling Agreement dated

July 14, 1994, as amended, relating to the offering of the Units (the "Selling Agreement"), with the same effect as if such representations and warranties were set forth verbatim herein.

          (b) The General Partner hereby restates all representations and warranties made by it in the Selling Agreement with the same effect as if such representations and warranties were set forth verbatim herein.

          (c) The Parent and the Trading Partnership hereby make, on their own behalf, the representations and warranties made in the Selling Agreement by the General Partner relating to the Parent and the Trading Partnership, as if such representations and warranties were set forth verbatim herein as representations and warranties of the Parent and the Trading Partnership.

          The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties no longer true and accurate, the General Partner shall promptly notify the Trading Advisor and the Trading Advisor shall promptly notify the General Partner (as the case may be).

          12.  Entire Agreement
               ----------------

          This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to here in, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

          13.  Standard of Liability; Indemnification
               --------------------------------------

          The Trading Advisor, its officers, directors, employees and shareholders shall not be liable to the Trading Partnership, the Parent or their respective partners, or to any of their successors or assigns except by reason of acts or omissions in contravention of the express terms of this Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trading Partnership or Parent.

          The Parent and the Trading Partnership, jointly and severally, shall indemnify, defend and hold harmless the Trading Advisor and its affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading
--------

Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of such person's actions or capacities relating to the business or activities of the Trading Partnership pursuant to this Agreement; provided that the conduct of such person which was
                            --------
the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement or of any fiduciary obligation to the Trading Partnership and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Trading Partnership. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Partnership. No indemnification shall be due hereunder, however, for any matter for which the Trading Advisor or its affiliates and their respective directors, officers, shareholders, employees and controlling persons are indemnified under the Selling Agreement (although indemnity shall be due under the Selling Agreement).

          The Trading Advisor shall indemnify, defend and hold harmless the Parent, the Trading Partnership, the General Partner, their respective affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have
                                 --------
approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of an account of the Trading Partnership provided: the action or omission of such
                                      --------
person which was the subject of the demand, claim, lawsuit, action or proceeding constituted negligence or misconduct or a breach of this Agreement or of any fiduciary obligation to the Trading Partnership or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Partnership. No indemnification shall be due hereunder, however, for any matters for which the Parent, the Trading Partnership, their respective affiliates and their respective directors, officers, shareholders, employees or controlling persons are indemnified under the Selling Agreement (although indemnity shall be due under the Selling Agreement).

          The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. This foregoing indemnity provision shall not increase the liability of any Limited Partner of the Parent beyond the amount of such Limited Partner's capital and profits (exclusive of distributions previously received or other returns of capital, including redemptions).

          The indemnifying party's right to control the defense of any demand, claim, lawsuit, action or indemnity for which indemnity is to be sought under this Section 13 and the requirements relating to notice from the indemnified party shall be the same as in the indemnification provisions contained in the Selling Agreement.

          No indemnification under this Section 13 shall be made in respect of any demand, claim, lawsuit, action or proceeding relating to activities of the person to be indemnified which have been adjudged, by a court having jurisdiction with respect to the matter upon entry of a final judgment, not to have been done in good faith and in the reasonable belief that such conduct was in, or not opposed to, the best interests of the Trading Partnership or to constitute negligence, misconduct or breach of this Agreement unless, and except to the extent that, such court determines that, despite such judgment, such person is fairly and reasonably entitled to indemnity.

          Any indemnification required by this Section 13, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel mutually agreeable to the parties hereto in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this
Section 13.

          14.  Assignment
               ----------

          This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

          15.  Amendment; Waiver
               -----------------

          This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

          16.  Severability
               ------------

          If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

          17.  Notices
               -------

          Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Parent or the Trading Partnership:

               ML PRINCIPAL PROTECTION L.P.
               c/o Merrill Lynch Investment
                   Partners Inc., General Partner
               Merrill Lynch World Headquarters
               Sixth Floor, South Tower
               World Financial Center
               New York, New York  10080-6106
               Attn:  John R. Frawley, Jr.

          if to the General Partner:

               MERRILL LYNCH INVESTMENT PARTNERS INC.
               Merrill Lynch World Headquarters
               Sixth Floor, South Tower
               World Financial Center
               New York, New York  10080-6106
               Attn:  John R. Frawley, Jr.

          if to the Trading Advisor:

               __________________________
               __________________________
               __________________________
               __________________________
               Attn:  ___________________

          18.  GOVERNING LAW
               -------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          19.  Consent to Jurisdiction
               -----------------------

          The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, and State of New York.

          20.  Remedies
               --------

          In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor, the General Partner, the Parent and the Trading Partnership agree that they shall not seek any prejudgment equitable or ancillary relief. Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the Parent and the Trading Partnership agree that the Trading Advisor and the General Partner may seek declaratory judgment with respect to the indemnification provisions of this Agreement.

          21.  Promotional Material
               --------------------

          None of the parties hereto will make reference to any other such party in an officially filed or publicly or privately distributed material without first submitting such material to the party so named for approval a reasonable period of time in advance of the proposed use of such material.

          22.  Confidentiality
               ---------------

          The Parent, the Trading Partnership and the General Partner acknowledge that the Trading Advisor's strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by the General

Partner or the Trading Partnership is to be used solely to monitor the Trading Advisor's performance on behalf of the Trading Partnership.

          23.  Survival
               --------

          The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

          24.  Counterparts
               ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          25.  Headings
               --------

          Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.


                              ML PRINCIPAL PROTECTION
                                TRADING L.P.

                              By:  MERRILL LYNCH INVESTMENT
                                      PARTNERS INC.
                                   General Partner


                              By:________________________________
                                 Name:
                                 Title:


                              ML PRINCIPAL PROTECTION L.P.

                              By:  MERRILL LYNCH INVESTMENT
                                      PARTNERS INC.
                                    General Partner


                              By:________________________________
                                 Name:
                                 Title:


                              MERRILL LYNCH INVESTMENT
                                PARTNERS INC.


                              By:________________________________
                                 Name:
                                 Title:


                              [TRADING ADVISOR]


                              By:________________________________

                                   APPENDIX A

                COMMODITY INTERESTS TRADED BY [TRADING ADVISOR]
                -----------------------------------------------


          The undersigned represents that the following is a complete list of all commodity interests which the undersigned intends to trade on behalf of ML PRINCIPAL PROTECTION L.P. other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States:

        Contract Type
      (futures, forward,
      option on futures)           Exchange            Contract
      ------------------           --------            --------






                                       [TRADING ADVISOR]



                                       By:___________________________



Dated:  __________________, 199_

                                   APPENDIX B

                          COMMODITY TRADING AUTHORITY
                          ---------------------------


____________________
____________________
____________________
Attn:  _____________


Dear ___________:


          ML PRINCIPAL PROTECTION L.P. (the "Partnership") does hereby make, constitute and appoint you as its attorney-in-fact to buy and sell commodity futures and forward contracts through Merrill Lynch Futures Inc., as broker and as principal through the Partnership's affiliated Foreign Exchange Desk, respectively, in accordance with the Advisory Agreement among the Partnership, ML Principal Protection L.P. , Merrill Lynch Investment Partners Inc. and __________________ dated as of _______, 199_. This authorization shall terminate and be null, void and of no further effect simultaneously with the termination of the said Advisory Agreement.

                              Very truly yours,

                              ML PRINCIPAL PROTECTION
                                TRADING L.P.

                              By:  MERRILL LYNCH INVESTMENT
                                      PARTNERS INC.
                                    General Partner


                              By:________________________________
                                 Name:
                                 Title:


Dated as of _______, 199_

                                   APPENDIX C

                           ACKNOWLEDGMENT OF RECEIPT
                             OF DISCLOSURE DOCUMENT
                           --------------------------


          The undersigned hereby acknowledges receipt of _____________________'s Disclosure Document dated _____________, 1996.

                              ML PRINCIPAL PROTECTION
                                TRADING L.P.

                              By:  MERRILL LYNCH INVESTMENT
                                      PARTNERS INC.
                                   General Partner



                              By:________________________________
                                 Name:
                                 Title:



Dated:  _____________, 199_

                                   APPENDIX D

                                    FORM OF
                             COMMITTED FUNDS LETTER
                             ----------------------



Dear [ADVISOR]:

          This letter shall confirm that, with respect to the closing of the offering of Series ___ Units of Limited Partnership Interest in ML Principal Protection L.P. (the "Partnership") ending on ________, 199_, $__________ (the "Series _____ Allocated Assets"), has been allocated to your management pursuant to the Advisory Agreement among the Partnership, ML Principal Protection
Trading L.P. (the "Trading Partnership"), Merrill Lynch Investment Partners Inc. ("MLIP") and _______________________________ (the "Trading Advisor") dated as of
_________, 199_.

          Of the Series _____ Allocated Assets, $__________ (the "Committed Funds") will be held in an unregulated account of the Partnership (the "Partnership's Account") at Northern Trust International Bank, ML Account #51U-2203. The remainder of the Series ____ Allocated Assets ($________) will be deposited at Merrill Lynch Futures Inc. (the "Commodity Broker") in a Regulated Commodity Account (Account No. 41A-__________).

          The Committed Funds will increase each month by the amount of interest earned thereon (notice of such amount will be contained in the Fee Statement provided to the Trading Advisor).

The Committed Funds shall be available to the Commodity Broker at all times for transfer to Account No. 41A-_____ without need of the Commodity Broker giving advance notice to the Partnership or the Trading Partnership of any such debit to the Partnership's Account.

          The foregoing is in accordance with Section 16(e) of the Partnership's Amended and Restated Limited Partnership Agreement dated _________, 1996,
Section 6 of the Trading Partnership's Amended and Restated Limited Partnership Agreement dated _________, 1996, and Section 10 in the Customer Agreement between the Commodity Broker and the Trading Partnership dated July 14, 1994.

                              Sincerely,

                                    ML PRINCIPAL PROTECTION L.P.

                                    By:  MERRILL LYNCH INVESTMENT
                                           PARTNERS INC.
                                           General Partner


                                    By:__________________________
                                        Name:
                                        Title:


                                    ML PRINCIPAL PROTECTION
                                      TRADING L.P.

                                    By:  MERRILL LYNCH INVESTMENT
                                           PARTNERS INC.
                                         General Partner


                                    By:___________________________
                                         Name:
                                         Title:



Dated: ______________, 199_